Exhibit 10.2
Rental Agreement

Party A: TTCQ
Party B: Jiasheng

Party A and Party B hereby establish this agreement based on the laws of the Republic of China.

Party A shall rent out 6 units of commercial and residential space totaling 1160.6 sqm, located at 17 Chongqing Beibei Jingyun to Party B.

Party B covenants to use the rented units for commercial use within the laws of Chongqing city and county.

Party B covenants that it will seek the approval of the relevant government bodies for the use of the units and shall not change the use of the floor space.

Both parties agree that the tenancy period shall be November 1, 2008 to October 31, 2010.

Once the tenancy is up, Party A reserves the right to take back the units, and Party B shall return the units accordingly. If Party B wishes to continue to rent the place, it shall seek the approval of Party A.

If Party B wants to end the tenancy before the tenancy date is up, Party B shall notify Party A 3 months before the end of the tenancy.

The rental price shall be RMB 116000.00 per month for 3 years, and thereafter shall increase by 8% every year.

Rental fees shall be paid monthly with the first payment being made within a week after the agreement has been effected. Thereafter rental shall be paid within 10 days of each month. If late by one day, Party B shall pay 0.5% penalty.

If rental fees are not paid after 1 month, Party A shall terminate the tenancy agreement.

Party B shall pay Party A 1 month as a deposit. Once the agreement has ended, Party A shall return the deposit to Party B after deducting any expenses related to the agreement.

Party B shall be responsible to pay for all electricity, water, gas, mailbox, facilities and property management fees.
Party B shall keep the invoice for audit purpose.

Party B is responsible for paying the above fees on time, otherwise it shall be responsible for any compensation for late payment.

Party B shall pay the above-mentioned fees to the relevant authorities/ bodies on time for the period starting from the day of the handover of the premises.

During the rental period, if Party B discovers any damages to the facilities, Party B should immediately inform Party A for repair.

During the rental period, Party B should take reasonable care of the facilities. If Party B abuses the facilities and causes damages, Party B should be responsible for the repair. If Party B refuses to repair, any repair costs done by Party A will be charged to Party B.

During the rental period, Party A promises that the facilities shall be utilized properly and safely. Party A will perform a check on the building and inform Party B 30 days prior to the check.

Party B is to seek the approval of Party A before undertaking any kinds of structural changes to the premises.

Once the tenancy starts, according to the contract, Party B will return the premises to Party A within 7 days after the tenancy is up. Should Party B return the premises before the tenancy is up, Party B should bear the daily expenses incurred by the premises.

Party B should return the premises in its original state, and should not remove any structures and ensure that the premises are usable and complete. Party A will acknowledge and all expenses to this should be borne by the individual parties.

Party B is allowed to sublet part or all of the premises to 3rd parties as per terms below:

(1) End of subletting tenancy date should not be longer than that for the main tenancy.

(2) Party B will still bear all rights and responsibilities and abide to the regulations spelled out in the main agreement.

During the subletting period, all changes to the main agreement will also apply similarly to the subletting agreement.

During the tenancy, in the event that Party A needs to sell the premises, Party B should be notified 3 months ahead and Party B should have the first refusal rights to purchase the premises.

Both Parties A & B shall agree to end the contract under the following circumstances:

1. The piece of land where the building is standing is being acquired by the government.

2. The land and buildings are required and acquired for communal and community use.

3. The premises are destroyed or identified/classified as dangerous.
4. The country needs the land for redevelopment.

 Party A and Party B shall discuss and Party A shall sublet the premises.

Breach of contract terms and conditions for Party B:

1. Party A did not handover the premises to Party B within 30 days.

2. The premises did not meet the specifications spelled out in the contract and as such was unfit for the original usage under the terms of the contract.

Breach of contract terms and conditions for Party A:

1. Party B has made unauthorized changes to the premises without the approval of Party A.

2. Party B caused damages to the premises.

3. Party B sublet the premises or exchanged the use of the premises with other people without obtaining the approval of Party A.

Neither party shall be responsible for any damages caused by unforeseen circumstances.

Both parties A & B can discuss and lay down the normal terms and conditions of the contract and shall abide by the terms and conditions once agreed.

In the event of disputes, both parties can bring their cases to the attention of the mayor of Chongqing city or PRC legal counsel to resolve the cases.

Both parties hereby agree and sign herewith to a binding contract.

Party A                                           Party B